UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NANOPHASE TECHNOLOGIES CORPORATION

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1319 Marquette Drive

Romeoville, Illinois 60446

July 15, 2016

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the 2016 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, on Thursday, August 25, 2016 at 8:30 a.m., Chicago time. The formal notice of the Annual Meeting appears on the following page.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. On or about July 15, 2016, we mailed a Notice of Internet Availability of Proxy Materials to the majority of our stockholders, and on or about the same date we mailed to our other stockholders who have requested it a copy of our 2016 Proxy Statement and a proxy card. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and Annual Report and vote online, by phone, in person or by mail.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet or, if you received a proxy card, sign and date the proxy card and promptly return it to us in the postage paid envelope provided. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

You are welcome to attend the August 25, 2016 meeting, and I urge you to vote over the Internet, via telephone or by mail as soon as possible.

Sincerely,

/s/ JESS A. JANKOWSKI
Jess A. Jankowski
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 25, 2016

To the Stockholders of

Nanophase Technologies Corporation:

The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at 8:30 a.m., Chicago time, on Thursday, August 25, 2016, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, for the following purposes:

(1)	To elect three Class I directors to the Company’s Board of Directors;

(2)	To approve, in an advisory, non-binding vote, the compensation paid to the Company’s named executive officers;

(3)	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 35,000,000 to 42,000,000;

(4)	To approve amendments to the Nanophase Technologies Corporation 2010 Equity Compensation Plan;

(5)	To ratify the appointment by the Company’s Audit and Finance Committee of RSM US LLP (formerly McGladrey LLP) as the independent auditors of the Company’s financial statements for the year ending December 31, 2016; and

(6)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on June 30, 2016 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ FRANK J. CESARIO
Frank J. Cesario
Chief Financial Officer

Romeoville, Illinois

July 15, 2016

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE. INSTRUCTIONS REGARDING THE VARIOUS METHODS OF VOTING ARE CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND ON THE PROXY CARD, INCLUDING HOW TO VOTE BY TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET. IF YOU RECEIVED A PAPER COPY OF YOUR PROXY CARD BY MAIL, YOU MAY STILL VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE ENVELOPE PROVIDED.

NANOPHASE TECHNOLOGIES CORPORATION

1319 Marquette Drive

Romeoville, Illinois 60446

(630) 771-6708

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company”, “Nanophase”, “we”, “us” or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:30 a.m., Chicago time, Thursday, August 25, 2016, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed or made available via the Internet to stockholders on or about July 15, 2016.

Notice of Internet Availability of Proxy Statement and Annual Report – As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our Annual Report filed on Form 10-K for the year ended December 31, 2015 (the “Annual Report”) available to our stockholders electronically via the Internet. On or about July 15, 2016, we mailed to the majority of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet, by phone, in person or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Record Date and Outstanding Shares – The Board of Directors has fixed the close of business on June 30, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, we had outstanding 31,185,496 shares of common stock, par value $0.01 per share (the “common stock”). Each outstanding share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies – Each of Jess A. Jankowski and Frank J. Cesario were authorized by the Board of Directors to serve as proxy holder in the name of, and on behalf of, the stockholders executing and returning proxies in connection with the Annual Meeting. Mr. Jankowski is an executive officer of the Company and is also a director of the Company, while Mr. Cesario is an executive officer and Corporate Secretary of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Corporate Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the Annual Meeting.

Board Recommendations

The Board of Directors recommends that you vote your shares “FOR” the election of each of the director nominees, “FOR” the approval by our stockholders, in an advisory, non-binding vote, of the compensation paid to our named executive officers (the “say-on-pay proposal”), “FOR” the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares from 35,000,000 to 42,000,000, “FOR” the approval of the proposed amendments to our 2010 Equity Compensation Plan, and “FOR” the ratification of the appointment of RSM US LLP as the independent auditors of our financial statements for the year ending December 31, 2016.

Approval of Proposal 3, the approval of the amendment to our Certificate of Incorporation, is a condition to consummation of Proposal 4, the approval of the proposed amendments to the 2010 Equity Compensation Plan, and, accordingly, if Proposal 3 is not approved, we will be unable to effect Proposal 4.

Quorum and Required Vote

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, represented in person or by proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum.

Proposal 1. The vote of a plurality of the shares of common stock voted in person or by proxy is required to elect the nominees for Class I directors. Stockholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors.

Proposal 2. The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to approve the say-on-pay proposal. Abstentions will be considered present and entitled to vote with respect to the say-on-pay proposal and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the outcome of the vote on the say-on-pay proposal. As this is an advisory vote, the say-on-pay proposal will not be binding upon the Company or the Board or the Compensation Committee.

Proposal 3. The affirmative vote of a majority of the outstanding shares of common stock is required to approve the amendment to our Certificate of Incorporation to increase the number of authorized shares from 35,000,000 to 42,000,000. As a result, abstentions and broker non-votes will have the same effect as votes “against” such proposal.

Proposal 4. The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to approve the amendments to our 2010 Equity Compensation Plan. Abstentions will be considered present and entitled to vote with respect to approving the proposed amendments and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the outcome of the vote to approve the proposed amendments to our 2010 Equity Compensation Plan. Approval of Proposal 3, the approval of the amendment to our Certificate of Incorporation, is a condition to consummation of Proposal 4, the approval of the proposed amendments to the 2010 Equity Compensation Plan, and, accordingly, if Proposal 3 is not approved, we will be unable to effect Proposal 4.

Proposal 5. The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to ratify the appointment of RSM US LLP (formerly McGladrey LLP) as the independent auditors of our financial statements for the year ending December 31, 2016. Abstentions will be considered present and entitled to vote with respect to ratifying the appointment of our independent auditors and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the outcome of the vote to ratify the appointment of our independent auditors.

Annual Report to Stockholders – Our Annual Report, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement. Printed copies will be made available upon request.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. Article VI of our Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes, each serving three year terms. The three Class I directors whose terms expire at the Annual Meeting are Mr. James A. Henderson, Mr. James A. McClung, Ph.D., and Ms. R. Janet Whitmore.

As a result, at the Annual Meeting, three Class I directors will be elected for a term of three years expiring at our 2019 Annual Meeting of Stockholders. We prepared the following director summaries using information furnished to us by each nominee/director. The nominees are presently serving as a directors of the Company. See “Nominees” below.

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

The four directors whose terms of office do not expire in 2016 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below. There is no family relationship between any director or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Name	Position with Company	Age	Served as Director Since
James A. Henderson	Chairman of the Board of Directors	82	2001
James A. McClung, Ph.D.	Director	78	2000
R. Janet Whitmore	Director	61	2003

Mr. Henderson has served as a director of the Company since July 2001 and Chairman of the Board of Directors since August 2011. He retired as Chairman and Chief Executive Officer of Cummins Engine Company (now Cummins Inc.) in December 1999, after joining the company in 1964. Mr. Henderson became President and Chief Operating Officer of Cummins in 1977, was promoted to President and Chief Executive Officer in 1994 and served as Chairman and Chief Executive Officer from 1995 until his retirement in 1999. Mr. Henderson attended Culver Military Academy, holds an A.B. in public and international affairs from Princeton University and an M.B.A. from Harvard Business School. Mr. Henderson previously served as a director of AT&T, Inc., International Paper, Rohm & Haas, Hillenbrand, Inc., Inland Steel, and Ryerson, Inc. He serves as Chairman Emeritus of the Board of the Culver Education Foundation and is a past Chair of the Princeton University Board of Trustees. We believe that Mr. Henderson’s extensive and diverse background in corporate leadership in technology-based companies, operations experience, and business acumen makes him a valuable member of our Board of Directors.

Mr. McClung has served as a director of the Company since February 2000, and is chairman of the Audit and Finance Committee. Currently he is Chairman & CEO of Lismore International. He retired as a senior vice president and executive officer for FMC Corporation (which has since been split into 3 public corporations: FMC Corp; FMC Technologies; JB Technologies), a leading producer of a diversified portfolio of chemicals and machinery. He has over 30 years of global business development and experience in over 75 countries, having managed and developed new technologies and production processes for diversified global businesses, including specialized chemicals and machinery, while living in the United States, Europe and Africa. In addition to currently serving on the Nanophase Board, he previously served on other corporate boards: Alticor (Amway); NCCI; Turtle Wax; Beaulieu Corp; and Hu-Friedy. He was a founding member of the US-Russia Business Council and is active in other international business organizations, such as Japan American Society, Chicago Council on Global Affairs, Executive Club of Chicago, and the Economic Club of Chicago. He serves as a board trustee at Thunderbird School of Global Management and Board Emeritus Trustee for the College of Wooster (Ohio). Mr. McClung earned a bachelor’s degree from College of Wooster (Ohio), a master’s degree from the University of Kansas, and a doctorate from Michigan State University. We believe that Mr. McClung’s extensive global business development and worldwide management experience, including experience in the specialty chemical industry, make him a valuable member of our Board of Directors.

Ms. Whitmore joined the board in November 2003. She is a former director of Silverleaf Resorts, Inc., where she served as Chairman of the Compensation Committee and as a member of the Audit Committee. She is also a former director of Epoch Biosciences, a supplier of proprietary products used to accelerate genomic analysis. Ms. Whitmore is Founder of Benton Consulting, LLC, which specializes in business development and processes. From 1976 through 1999, Ms. Whitmore held numerous engineering and finance positions at Mobil Corporation, including Mobil’s Chief Financial Analyst and Controller of Mobil’s Global Petrochemicals Division. Ms. Whitmore holds a B.S. degree in Chemical Engineering from Purdue University and an M.B.A. from Lewis University. We believe that Ms. Whitmore’s combination of global financial, engineering, and management expertise makes her a valuable member of our Board of Directors.

OTHER DIRECTORS

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified. We prepared the following director summaries using information furnished to us by the directors.

Name	Age	Position with Company	Served as Director Since	Term Expires	Class
Jess A. Jankowski	51	President, Chief Executive Officer, and Director	2009	2017	II
Richard W. Siegel, Ph.D.	79	Director	1989	2017	II
W. Ed Tyler	63	Director	2011	2017	II
George A. Vincent, III	72	Director	2007	2018	III

Mr. Jankowski joined the board in February 2009. He has served as the Company’s President and Chief Executive Officer since that time. After joining the Company in 1995, Mr. Jankowski held offices including Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Controller. From 1990-1995 he served as Controller for two building and public works contractors in the Chicago area, during which time he had significant business development responsibilities. From 1986 to 1990, he worked for Kemper Financial Services in their accounting control corporate compliance unit, serving as unit supervisor during his last two years. Mr. Jankowski holds a B.S. from Northern Illinois University and an M.B.A. from Loyola University. He served on the TechAmerica Midwest Board from 2008 to 2012 and was an active member of the TechAmerica Midwest CFO Committee from 2006 through 2008. He was appointed to the Advisory Board of the Nanobusiness Commercialization Association in 2009. Mr. Jankowski was also appointed to the Romeoville Economic Development Commission and served from 2004 to 2010. He has also served on the advisory board of NITECH (Formerly WESTEC), an Illinois Technology Enterprise Center focusing on the commercialization of advanced manufacturing technologies from 2003 to 2008. In 2009, Mr. Jankowski was appointed to the board of directors of the Northern Illinois Technology Foundation, an economic development and technology transfer entity that is part of Northern Illinois University. We believe that Mr. Jankowski’s long-term and intimate experience with Nanophase operations, along with his financial and management expertise, makes him a valuable member of our Board of Directors.

Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel served as a consultant to the Company from 1990 to 2002 with regard to the application and commercialization of nanomaterials. Dr. Siegel is an internationally recognized scientist in the field of nanomaterials. During his tenure on the research staff at

Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. In April 2001, Dr. Siegel became the founding Director of the newly created Rensselaer Nanotechnology Center at the Institute. During the period from 1995 until 1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt Research Prize received in 1994. During the period from 2003 until 2004 he was a visiting professor in Japan on a RIKEN Eminent Scientist Award. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. He served on the Nanotechnology Technical Advisory Group to the U.S. President’s Council of Advisors on Science and Technology during 2003-2009. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign. We believe that Dr. Siegel’s value to our Board of Directors, as co-founder of the Company and inventor of our initial base technology, is self-explanatory.

Mr. Tyler joined Nanophase as a director in January 2011. Mr. Tyler is Chairman of the Board of First Industrial Realty Trust, where he has served as a director since 2000. He has also served in recent leadership positions at Ideapoint Ventures, an early stage venture fund that focuses on nanotechnologies, and Industrial Nanotech, Inc., an entity which develops and sells nanomaterial solutions. Previously, Mr. Tyler served as President and CEO of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions. Mr. Tyler also worked for 24 years with R. R. Donnelley & Sons Company in Chicago, beginning his career as an electronics engineer and ultimately serving as Executive Vice President, Sector President, and Chief Technology Officer. He also was responsible for 77 Capital, an early stage venture capital subsidiary of Donnelley, where he was directly responsible for investment decisions and worked closely with the portfolio companies while participating on many of their boards. Mr. Tyler is a former Chairman of the American Red Cross (Mid-America Chapter) and Campaign Chairman of the United Way of Lake County, and serves as a director for several small, private companies. He is a member of the Board of Directors of Lake Forest Graduate School of Management, where he is also an adjunct faculty member. We believe that Mr. Tyler’s extensive and diverse background in corporate leadership in technology-based companies, operations experience, and business acumen makes him a valuable member of our Board of Directors.

Mr. Vincent has served as a director of the Company since November 2007. He is the retired Chairman and President of The HallStar Company, where he served as CEO for twenty years. HallStar is a chemical manufacturer and innovator specializing in material science, marketing its products worldwide, primarily into the polymer and personal care industries. Prior to HallStar, Mr. Vincent held positions in purchasing, sales, commercial development and strategic planning with FMC Corporation (chemicals) and General Electric Company (chemicals and plastics). Mr. Vincent has served as Chairman of the Illinois Manufacturers’ Association

(IMA) and the Chemical Industry Council of Illinois (CICI), as well as Director of the American Chemistry Council (ACC). Mr. Vincent serves on the boards of several closely-held companies in the chemicals and materials industry sector. Mr. Vincent holds a Bachelor of Arts degree in Chemistry from Dartmouth College and an M.B.A. degree from Harvard Business School. We believe that Mr. Vincent’s extensive experience in the chemicals industry and management leadership makes him a valuable member of our Board of Directors.

Director Compensation – Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) is granted stock options to purchase shares of common stock at the closing price as of the date of issuance (the fair market value). This initial option grant to an Outside Director typically vests over three years, though may accelerate upon termination from the Board of Directors.

In 2015, we paid quarterly compensation to the Chairman of the Board of Directors, for an annual rate of $22,000. We paid quarterly compensation to the Chairman of the Audit and Finance Committee and to the Chairman of the Compensation Committee totaling $18,000 to each. Each of our other Outside Directors was paid quarterly compensation for an annual total of $16,000 per Outside Director for services performed in their capacity as a director.

During the first quarter of 2015, we granted our Outside Directors stock options totaling 62,100 shares under our 2010 Equity Compensation Plan, as follows: the Chairman of the Board of Directors received stock options to purchase 13,500 shares of our common stock, the Chairman of the Audit and Finance Committee and the Chairman of the Compensation Committee each received stock options to purchase 10,800 shares of our common stock and each of our other Outside Directors received stock options to purchase 9,000 shares of our common stock. Our Outside Directors had the following shares of our common stock underlying stock options (both vested and unvested) outstanding as of December 31, 2015: Mr. Henderson: 68,500 shares; Mr. McClung: 58,800 shares; Mr. Vincent: 63,000 shares; Ms. Whitmore: 49,000 shares; Dr. Siegel: 49,000 shares; and Mr. Tyler: 54,800 shares.

Prior to 2011, we granted our Outside Directors stock appreciation rights (SARs) totaling 106,750 shares, under our Amended and Restated 2006 Stock Appreciation Rights Plan and subsequently under our 2010 Equity Compensation Plan. No SARs were granted during 2015 or 2014. The SARs granted vested immediately and are payable upon the directors’ termination from the position of director. The fair value of the liability for the 73,500 shares that were outstanding on December 31, 2015 was less than $1,000.

In 2014, we paid quarterly compensation to the Chairman of the Board of Directors for an annual rate of $19,250. We paid quarterly compensation to the Chairman of the Audit and Finance Committee and the Chairman of the Compensation Committee totaling $15,750 each. We paid all other Outside Directors quarterly compensation amounting to an annual total of $14,000 per Outside Director for services performed in their capacity as directors.

In 2005, we adopted, and our stockholders approved, the 2005 Non-Employee Director Restricted Stock Plan (the “Director Restricted Stock Plan”) which reserved 150,000 shares of our common stock to be issued to Outside Directors in the form of restricted shares. In 2005, no awards were made under the Director Restricted Stock Plan. In 2005, we also adopted the Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) which permits an Outside Director to defer the receipt of director fees until separation from service or the Company undergoes a change in control. We amended the Director Restricted Stock Plan in 2005 to permit an Outside Director to defer receipt of restricted stock granted under it. The deferred restricted shares are accounted for under the Director Deferred Compensation Plan and issued upon separation from service or the Company’s change in control. Under the Director Deferred Compensation Plan, the deferred fees that would have been paid in cash are deemed invested in 5 year U.S. Treasury Bonds during the deferral period. The accumulated hypothetical earnings are paid following the Outside Director’s separation from service or the Company’s change in control. The deferred fees that would have been paid as restricted shares are deemed invested in our common stock during the deferral period. The Director Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement. In 2009, all Outside Directors elected to defer receipts of all of the restricted shares they became entitled to under the Director Restricted Stock Plan, which was consolidated into our 2010 Equity Compensation Plan.

All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

2015 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Appreciation Rights ($)	Total ($)
James A. Henderson	$22,000	$4,821	—	$26,821
James A. McClung	$18,000	$3,857	—	$21,857
W. Ed Tyler	$18,000	$3,857	—	$21,857
R. Janet Whitmore	$16,000	$3,214	—	$19,214
George A. Vincent, III	$16,000	$3,214	—	$19,214
Dr. Richard Siegel	$16,000	$3,214	—	$19,214

(1)	The amounts in this column represent the aggregate fair value of awards granted in fiscal 2015 in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 10 of the notes to our financial statements contained in Part II, Item 8 of our Annual Report for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values.

Meetings of the Board and Committees – During the year ended December 31, 2015, the Board of Directors held five meetings. No director missed more than one board or committee meeting held during 2015 (for all committees on which a particular director served).

Committees of the Board of Directors – The Board of Directors has established an Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each operates in accordance with its charter (available on our website www.nanophase.com under the “Investor Relations” section). The members of the Audit and

Finance Committee are Mr. McClung (Chairman), Mr. Vincent and Dr. Siegel. The members of the Compensation Committee are Mr. Tyler (Chairman), Mr. Henderson, and Mr. Vincent. The members of the Nominating and Corporate Governance Committee are Mr. Henderson (Chairman), Mr. McClung, Dr. Siegel, Mr. Vincent, Mr. Tyler and Ms. Whitmore.

The Audit and Finance Committee generally has responsibility for retaining the Company’s independent public auditors, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies, reviewing and approving all related person transactions, and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held seven meetings during 2015. The Board of Directors has determined that Mr. Vincent and Mr. McClung are the “audit committee financial experts” as described in applicable SEC rules. Each member of the Audit and Finance Committee is independent, as defined in applicable SEC rules.

The Compensation Committee generally has responsibility for establishing executive officer and key employee compensation, reviewing and establishing the Company’s executive compensation, evaluating our Outside Director compensation, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the 2010 Equity Compensation Plan, determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2010 Equity Compensation Plan and reporting to the Board of Directors regarding the foregoing. Regarding most compensation matters, including executive compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Compensation Committee does not currently utilize external consultants in executive or director compensation matters. The Compensation Committee held two meetings during 2015. Each member of the Compensation Committee is independent, as defined in applicable SEC rules, is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The Nominating and Corporate Governance Committee generally has responsibility for evaluating and nominating candidates to serve on the Board of Directors, and for establishing and reviewing our Corporate Governance Principles. Five of the six members of the Nominating and Corporate Governance Committee are independent, as defined in applicable SEC rules. The Nominating and Corporate Governance Committee held one meeting during 2015.

The Nominating and Corporate Governance Committee considers candidates for membership on our Board who are recommended by stockholders and/or fellow Board members. A stockholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send such recommendation to our Chief Financial Officer at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. Our Chief Financial Officer has been instructed by our Board to forward such stockholder director candidate recommendations to the Nominating and Corporate Governance Committee. Any such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of common stock. A stockholder who wishes to nominate an individual as a director candidate at an annual meeting of stockholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with our advance notice requirements set forth in our By-Laws, as currently in effect, as described below under “Miscellaneous and Other Matters – Proposals of Stockholders.” The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for director will be the same whether the nominee is from the committee’s search for a candidate, or whether the nominee was recommended by a stockholder.

Director Independence. The Board of Directors has determined that the following directors are “independent” as that term is defined in the rules and regulations of the SEC and the NASDAQ Stock Market: Mr. McClung, Mr. Henderson, Dr. Siegel, Mr. Tyler and Mr. Vincent. Though we are no longer listed on NASDAQ, our Board of Directors used the NASDAQ listing standards in making its independence determinations.

Communications with the Board of Directors – Any stockholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of our securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a stockholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the stockholders or other constituencies of the Company, (b) advocate the Company’s engaging in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no relevance to the business or operations of the Company.

Directors’ Attendance at Annual Meetings – We encourage, but do not require, our directors to attend our Annual Meeting of Stockholders. When a director is unable to attend an Annual Meeting of Stockholders in person, but is able to attend by electronic conferencing, we will arrange for the director to participate by other means such that the director can hear and be heard by those present at the meeting. The entire Board of Directors attended our 2015 Annual Meeting of Stockholders.

Board’s Philosophy in Risk Oversight, Roles and Diversity – The Board of Directors considers its role in risk oversight to focus primarily on evaluating risk at the entity and strategic levels, with management primarily responsible for managing day-to-day risk factors and presenting summary materials for those positions to the Board of Directors. Consistent with this philosophy, the Board of Directors has no formal policy as to whether the roles of Chief Executive Officer and Chairman should be segregated or combined. The Board of Directors considers the circumstances of the Company and makes a determination as to the appropriate leadership structure for the Company at that time. As of the date of this Proxy Statement, the positions of CEO and Chairman are held by two individuals – Mr. Henderson serves as

Chairman and Mr. Jankowski serves as CEO. Mr. Henderson brings extensive experience in corporate leadership from his own working experience and from the many boards on which he serves or has served in the past, and Mr. Jankowski is expected to benefit from that experience. The Board of Directors believes that is the most appropriate structure for the Company at this time. Under our Corporate Governance Principles, in the event that the Chairman of the Board is not an Outside Director, the Board will elect a lead independent director, who will have the responsibility to schedule and prepare agendas for meetings of the Outside Directors, communicate with the CEO, disseminate information to the rest of the Board and raise issues with management on behalf of the Outside Directors when appropriate. The Board evaluates its leadership structure on an ongoing basis and may change it as circumstances warrant.

The Board of Directors does not have a stated policy regarding diversity, although pursuant to our Corporate Governance Principles, diversity is one factor that the Nominating and Corporate Governance Committee considers when recommending directors for stockholder approval. The Board seeks experienced individuals for service who bring extensive experience in leadership, operations, finance, and engineering, particularly in areas directly applicable to the Company or its intended future endeavors.

EXECUTIVE OFFICERS

The table below identifies executive officers of the Company who are not identified in the tables entitled “Proposal I – Election of Directors – Nominees” or “– Other Directors.” We prepared the following executive officer summaries using information furnished to us by the executive officer.

Name	Age	Position
Frank J. Cesario	46	Chief Financial Officer
Kevin Cureton	55	Vice President – Sales, Marketing and Business Development
Nancy Baldwin	65	Vice President – Human Resources and Investor Relations

Mr. Cesario joined the Company in June 2009 as Chief Financial Officer. He brings more than 10 years of CFO and controller experience at manufacturing entities. Prior to joining Nanophase, Mr. Cesario served in a similar capacity with ISCO International, Inc., a publicly traded global supplier of telecommunications equipment, as well as Turf Ventures LLC, a privately held chemicals distributor. He began his career with KPMG Peat Marwick and then served in progressively responsible finance positions within Material Sciences Corporation and Outokumpu Copper, Inc. Mr. Cesario holds an M.B.A. (Finance) from DePaul University and a B.S. (Accountancy) from the University of Illinois, as well as being a registered CPA in the State of Illinois.

Mr. Cureton joined the Company in November 2012 as Vice President of Sales, Marketing and Business Development. His chemical industry experience has spanned more than twenty years with companies including twelve years at AMCOL, where one of his roles was

Managing Director of its nanomaterial-based Health & Beauty Solutions division. Prior to that, he made significant contributions at Air Products, Borden, and other entities. He holds an undergraduate degree in chemical engineering from Carnegie Mellon University and an M.B.A. from the University of Chicago.

Ms. Baldwin has served as the Director of Human Resources and Information Technology since joining the Company in 2000. In September of 2008, she was appointed as the Company’s Vice President of Human Resources and Investor Relations. Prior to joining Nanophase, she served as Vice President of iLink Global, and Chief Human Resources Officer at the Marketing Store, a global supplier to McDonald’s Corporation. Previous experience includes 14 years at Arthur Andersen, LLP & Andersen Consulting, LLP in various positions. Ms. Baldwin has a B.S. in Education from Western Illinois University and post graduate studies at Northern Illinois University. In 2010, Ms. Baldwin was appointed to the Romeoville Economic Development Commission. She is currently an active member of the Will County Three Rivers Manufacturing Human Resources Association.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that during 2015 all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with by such persons except as follows: a Form 4 filing related to a February 24, 2015 stock purchase by Mr. Henderson was filed 1 day late.

EXECUTIVE COMPENSATION

Compliance with Section 162(m)

The Compensation Committee currently intends for all compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, (1) such compensation is performance-based, established by a committee of Outside Directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. In the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), it deems such program to be appropriate.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of the compensation for each of our named executive officers in U.S. dollars for the years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jess Jankowski	2015	$316,371	$—	$28,928	$—	$21,910	$367,209
Chief Executive Officer	2014	$281,242	$—	$37,728	$—	$20,120	$339,090
Frank Cesario	2015	$175,520	$—	$12,859	$—	$1,224	$189,603
Chief Financial Officer	2014	$160,685	$—	$16,768	$—	$1,224	$178,677
Kevin Cureton	2015	$188,850	$—	$17,857	$—	$24,094	$230,801
Vice President Sales, Marketing, Business Development	2014	$173,718	$—	$31,440	$—	$19,936	$225,094
Nancy Baldwin	2015	$172,626	$—	$12,859	$—	$8,884	$194,369
Vice President Human Resources and Investor Relations	2014	$158,632	$—	$16,768	$—	$8,468	$183,868

(1)	Any amounts earned during 2015 and 2014 would have been paid in early 2016 and 2015, respectively. Bonus compensation is driven by Company performance against its goals as ultimately determined by the Compensation Committee of the Board of Directors. A set of Company-level objectives is created at the beginning of the year, focusing on total revenue, revenue growth, particular sources of revenue growth, business development achievements, cash flows and related targets, as well as a small discretionary component designed to capture items not specifically listed. Each measure has varying levels of achievement, which is reflected in the aggregate bonus measurement. The resulting bonus calculation is then applied to each individual’s bonus potential as a percentage of salary. Because total revenue growth was only 4% during 2015 and 2014, performance targets were not met and thus no bonus was awarded to any of the named executive officers for 2015 or 2014.
(2)	The amounts in this column represent the aggregate fair value of awards granted in fiscal years 2015 and 2014 in accordance with FASB ASC Topic 718. See Note 10 of the notes to our financial statements contained in Part II, Item 8 of our Annual Report for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values.
(3)	None.
(4)	The amounts in this column represent 401(k) match, health and life insurance. Health insurance benefits are the same for all employees. Life insurance is provided in the amount of one times the annual base salary with a maximum of $150,000.

Employment Agreements

Effective as of August 12, 2009, we entered into an employment agreement with Jess Jankowski in connection with his services as President and Chief Executive Officer. No term has been assigned to Mr. Jankowski’s employment agreement.

Pursuant to the terms of his employment agreement, Mr. Jankowski will receive an annual base salary of not less than $275,000. In addition, Mr. Jankowski will be eligible for discretionary bonuses for services to be performed as an executive officer of the Company based on performance and achieving milestones approved by our Board.

Mr. Jankowski will be eligible for such stock options and other equity compensation as the Board deems appropriate, subject to the provisions of the 2010 Equity Compensation Plan. Mr. Jankowski will also be entitled to the employee benefits made available by us generally to all of our other executive officers, subject to the terms and conditions of our employee benefit plan in effect from time to time.

In the event Mr. Jankowski’s employment is terminated other than for “cause” (as such term is defined in the employment agreement), Mr. Jankowski will receive a sum equal to Mr. Jankowski’s base salary in effect at the time of termination for 52 full weeks after the effective date of termination, payable in proportionate amounts on our regular pay cycle for professional employees, provided that Mr. Jankowski signs, without subsequent revocation, a separation agreement and release in a form acceptable to us. In addition, all stock options granted to Mr. Jankowski prior to termination will become fully vested and exercisable in accordance with the applicable option grant agreement and the 2010 Equity Compensation Plan. If he is terminated for cause, or if he resigns as an employee of the Company, Mr. Jankowski will not be entitled to any severance or other benefits accruing after the term of the employment agreement and such rights will be forfeited immediately upon the end of such term.

If, within two years after the occurrence of a change in control, as defined in his employment agreement, Mr. Jankowski’s employment is terminated other than for cause, his responsibilities or annual compensation are materially reduced without his prior consent, or we cease to be publicly held (each, a “Trigger”), then, subject to Mr. Jankowski signing, without subsequently revoking, a separation agreement and release in a form acceptable to us, Mr. Jankowski will receive a sum equal to his base salary for 104 full weeks after the date the Trigger occurs. In addition, all stock options granted to Mr. Jankowski prior to the Trigger will become fully vested and exercisable in accordance with the applicable option grant agreement and the 2010 Equity Compensation Plan.

Effective as of June 24, 2009, we entered into an employment agreement with Mr. Frank Cesario providing for an annual base salary of not less than $150,000. We also granted to Mr. Cesario options to purchase up to 20,000 shares of common stock at an exercise price of $1.07 per share with options for one-third of such shares becoming exercisable on each of the first three anniversaries of the date of grant. No term has been assigned to Mr. Cesario’s employment agreement. As subsequently amended during 2012, if Mr. Cesario is terminated other than for “cause” (as such term is defined in Mr. Cesario’s employment agreement), Mr. Cesario will receive severance benefits in an amount equal to Mr. Cesario’s base salary for 26 weeks.

Effective as of November 28, 2012, we entered into an employment agreement with Mr. Kevin Cureton providing for an annual base salary of not less than $190,000. No term has been assigned to Mr. Cureton’s employment agreement. If Mr. Cureton is terminated other than for “cause” (as such term is defined in Mr. Cureton’s employment agreement), Mr. Cureton will receive severance benefits in an amount equal to Mr. Cureton’s base salary for 26 weeks. In addition, all stock options granted to Mr. Cureton prior to termination will become fully vested and exercisable in connection with the applicable option grant agreement and the 2010 Equity Compensation Plan. A signing bonus of $25,000 was paid upon Mr. Cureton’s acceptance of employment.

Effective as of September 25, 2008, we entered into an employment agreement with Ms. Nancy Baldwin providing for an annual base salary of not less than $150,000. No term has been assigned to Ms. Baldwin’s employment agreement. If Ms. Baldwin is terminated other than for “cause” (as such term is defined in Ms. Baldwin’s employment agreement), Ms. Baldwin will receive severance benefits in an amount equal to Ms. Baldwin’s base salary for 26 weeks. In addition, all stock options granted to Ms. Baldwin prior to termination will become fully vested and exercisable in accordance with the applicable option grant agreement and the 2010 Equity Compensation Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2015.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)
Jess Jankowski	15,000	-0-		$6.010	09/27/16
	18,000	-0-		$4.480	11/06/17
	23,000	-0-		$3.140	05/12/18
	30,000	-0-		$1.020	05/04/19
	27,000	-0-		$1.700	05/03/20
	85,000	-0-		$1.260	05/02/21
	98,000	-0-		$0.300	08/07/22
	60,000	30,000	(1)	$0.415	02/14/23
	30,000	60,000	(2)	$0.520	02/13/24
	-0-	81,000	(3)	$0.440	02/18/25
						—	—
Frank Cesario	20,000	-0-		$1.070	06/24/19
	20,000	-0-		$1.700	05/03/20
	31,000	-0-		$1.260	05/02/21
	13,667	-0-		$0.300	08/07/22
	-0-	13,000	(1)	$0.415	02/14/23
	13,333	26,667	(2)	$0.520	02/13/24
	-0-	36,000	(3)	$0.440	02/18/25
						—	—
Kevin Cureton	52,000	-0-		$0.300	11/28/22
	32,000	16,000	(1)	$0.415	02/14/23
	25,000	50,000	(2)	$0.520	02/13/24
	-0-	50,000	(3)	$0.440	02/18/25
						—	—
Nancy Baldwin	7,500	-0-		$6.010	09/27/16
	9,000	-0-		$4.480	11/06/17
	15,000	-0-		$3.140	05/12/18
	30,000	-0-		$1.020	05/04/19
	27,000	-0-		$1.700	05/03/20
	31,000	-0-		$1.260	05/02/21
	41,000	-0-		$0.300	08/07/22
	26,000	13,000	(1)	$0.415	02/14/23
	13,333	26,667	(2)	$0.520	02/13/24
	-0-	36,000	(3)	$0.440	02/18/25
						—	—

(1)	The grants expiring February 14, 2023 vested in three equal installments on February 14, 2014, 2015 and 2016.
(2)	The grants expiring February 13, 2024 vest in three equal installments on February 13, 2015, 2016 and 2017.
(3)	The grants expiring February 18, 2025 vest in three equal installments on February 18, 2016, 2017 and 2018.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE IN CONTROL

Severance Benefits. Please see discussion of severance benefits under “Employment Agreements” above.

Change in Control. Upon a change in control, the 2010 Equity Compensation Plan provides that: (1) vesting under all outstanding stock options will automatically accelerate and each option will become fully exercisable; (2) the restrictions and conditions on all outstanding restricted shares shall immediately lapse; and (3) the holders of performance shares will receive a payment in settlement of the performance shares, in an amount determined by the Compensation Committee, based on the target payment for the performance period and the portion of the performance period that precedes the change in control. If the Company is not the surviving entity, the successor is required to assume all unexercised options.

Payments. The following table quantifies the estimated payments that would be made in each covered circumstance to our named executive officers:

NAME	TERMINATION BY COMPANY WITHOUT CAUSE (1)	CHANGE IN CONTROL (2)	INVOLUNTARY TERMINATION IN CONNECTION WITH OR FOLLOWING A CHANGE IN CONTROL (3)
Jess Jankowski	$310,000	$—	$620,000
Frank Cesario	$85,200	$—	$85,200
Kevin Cureton	$98,250	$—	$98,250
Nancy Baldwin	$85,200	$—	$85,200

(1)	This amount represents the severance benefits that would be received under the executive officer’s employment agreement as described had the executive officer been terminated by the Company without cause on December 31, 2015.
(2)	This amount represents an estimate of the value that would have been received under the equity compensation plans had a change in control occurred as of December 31, 2015 and the executive officers benefited from an acceleration of vesting in the equity-based plan awards, as described above. For this purpose, the closing price of our common stock as of December 31, 2015 was used. The amount represents the difference between the exercise price of any unvested options and $0.40.
(3)	This amount represents an estimate of the payments and value (in addition to any acceleration of vesting of equity-based awards) that would have been received by the executive officers had the executive officers been terminated by the Company without cause on December 31, 2015 in connection with a change in control on this date.

SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 15, 2016, certain information with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our current executive officers and directors as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned
Bradford T. Whitmore	13,409,467	(2)	43.0%
Spurgeon Corporation	3,034,710	(3)	9.7%
Grace Brothers, Ltd.	2,433,300	(4)	7.8%
John H. Conley, Jr.	2,038,528	(5)	6.5%
James A. Henderson	460,295	(6)	1.5%
Richard W. Siegel, Ph.D.	429,505	(7)	1.4%
James A. McClung	95,253	(8)	*
W. Ed Tyler	43,600	(9)	*
R. Janet Whitmore	1,153,507	(10)	3.7%
George A. Vincent, III	53,667	(11)	*
Jess A. Jankowski	512,801	(12)	1.6%
Kevin Cureton	166,667	(13)	*
Nancy Baldwin	239,154	(14)	*
Frank J. Cesario	220,117	(15)	*
All current executive officers and directors as a group (10 persons)	3,374,566	(16)	10.4%

Unless otherwise indicated below, the person’s address is the same as the address for the Company.

*	Denotes beneficial ownership of less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Includes 2,433,300 shares of common stock held by Grace Brothers, Ltd., 601,410 shares of common stock held by Grace Investments, Ltd. and 10,374,757 shares held by Bradford T. Whitmore. Mr. Whitmore is a general partner of both Grace entities. In such capacities, Mr. Whitmore shares voting and investment power with respect to the shares of common stock held by the Grace entities. This information is based on information reported on the Form 4 filed by Mr. Whitmore on June 8, 2016 with the SEC. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.
(3)	Includes 2,433,300 shares of common stock held by Grace Brothers, Ltd. and 601,410 shares of common stock held by Grace Investments, Ltd. Spurgeon Corporation is a general partner of both Grace entities and shares voting and investment power with respect to the shares of common stock held by such Grace entities. This information is based on information reported on the Form 4 referenced above. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.

(4)	This information is based on information reported on the Form 4 referenced above. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.
(5)	This information is based on information reported on the Schedule 13G/A filed with the SEC on February 1, 2016. The address of the stockholder is 8 Rene Carr Street, Elkton, Maryland 21921.
(6)	Includes Mr. Henderson’s 54,500 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.
(7)	Includes Dr. Siegel’s 39,667 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.
(8)	Includes Mr. McClung’s 47,600 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016, as well as 30,071 shares held by his spouse.
(9)	Includes Mr. Tyler’s 43,600 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.
(10)	Includes Ms. Whitmore’s 39,667 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016, as well as 32,675 shares held by her daughter.
(11)	Includes Mr. Vincent’s 53,667 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.
(12)	Includes Mr. Jankowski’s 473,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016, as well as 1,000 shares held by his spouse.
(13)	Includes Mr. Cureton’s 166,667 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.
(14)	Includes Ms. Baldwin’s 238,167 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.
(15)	Includes Mr. Cesario’s 136,334 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.
(16)	Includes all executive officers and directors as a group’s 1,292,869 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of June 15, 2016.

Securities Authorized for Issuance under Equity Compensation Plan

The following table gives information about our common stock that may be issued upon the exercise of options and rights under our 2010 Equity Compensation Plan on December 31, 2015. The 2010 Equity Compensation Plan replaced the 2004 Equity Compensation Plan, the Director Restricted Stock Plan, as amended, and the Amended and Restated 2006 Stock Appreciation Rights Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted - average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans Approved by Stockholders	2,668,000	$0.95	445,000
Plans Not Approved by Stockholders	None	$—	None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our Audit and Finance Committee’s charter, the Audit and Finance Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder, or any of their immediate family members, has a direct or indirect material interest. The Audit and Finance Committee may not approve a related person transaction unless it is in, or not inconsistent with, our best interests and, where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

We did not engage in any transactions in which a related person had or will have a direct or indirect material interest during 2015 or 2014. Except for the February 2016 sale of 2.6 million shares of our common stock to our largest stockholder, Bradford T. Whitmore, at a price of $0.38 per share, for proceeds of $988,000, as described in Note 14 of the notes to our financial statements contained in Part II, Item 8 of our Annual Report, and which was reviewed and approved in advance by our Audit and Finance Committee pursuant to the parameters described above, no such transactions are currently contemplated.

PROPOSAL 2

APPROVAL OF AN ADVISORY, NON-BINDING VOTE ON THE COMPENSATION

PAID TO OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enables our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers listed in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement (our “named executive officers”), as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote. Approximately 98% of the votes cast on our 2013 say-on-pay proposal were voted in favor of the proposal. In accordance with the advisory vote conducted at our 2013 Annual Meeting of Stockholders on the frequency of future say-on-pay votes, we are currently conducting say-on-pay votes every three years. The next advisory vote on the frequency of say-on-pay votes will be conducted at our 2019 Annual Meeting of Stockholders.

Our compensation philosophy seeks to closely align the interests of our named executive officers with the interests of our stockholders. We compensate our named executive officers in accordance with employment agreements and strategies that are designed to motivate our named executive officers to achieve both annual and long-term financial and strategic objectives. The following is a summary of how we determine the compensation of our named executive officers:

•	Base salary. Base salary reflects the market for executive talent in our industry, along with each named executive officer’s experience and particular expertise, both in the industry and with the Company.

•	Annual salary adjustment. Each year the Compensation Committee evaluates whether the named executive officer’s salary is keeping pace with inflation and market conditions and adequately reflecting the named executive officer’s overall contributions to the Company. During 2015, as a result of this review, the Compensation Committee authorized no increases in base salaries to the named executive officers.

•	Annual bonus. Each year the Compensation Committee evaluates the named executive officer’s contributions to our annual operating results and achievement of our annual objectives to determine whether such named executive officer should be awarded a cash bonus. Typically minimum achievement levels for revenue, cash flow, and particular business development activities are set by the Compensation Committee at the beginning of a year and must be met for any bonus to be earned, with higher levels of performance often yielding increased payouts on a sliding scale with a defined maximum. A small percentage of the potential bonus (typically 20% or less) is at the discretion of the Compensation Committee based on factors beyond those achievement levels targeted for the year.

•	Stock-based incentives. Each year the Compensation Committee evaluates the non-cash portion of a named executive officer’s compensation, which typically consists of grants of stock options. The stock-based compensation can vest over longer or shorter terms under our 2010 Equity Compensation Plan, but usually vest on an annual basis over three years. Providing a significant portion of the named executive officer’s total compensation in the form of stock or stock options is intended to align the named executive officer’s interests with our long-term stock value. Our stock-based awards are simple and straightforward, as only stock options are typically awarded, and the value of the stock option awards are linked to our share price appreciation.

We encourage our stockholders to read the “Executive Compensation” section above in this Proxy Statement, including the compensation tables and narrative discussion, for more information on the compensation paid to our named executive officers, including a more detailed discussion of our 2015 annual bonus and equity compensation.

None of the compensation described above, other than base salary, is automatic or perfunctory. The Compensation Committee and our Board believe that our named executive officer compensation for the fiscal year ended December 31, 2015 aligned with our philosophy and corporate performance, was effective in retaining and motivating our named executive officers to work toward our annual and long-term goals, and was well within the range of normal practices for companies of our size and in our industry. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our named executive officers by voting FOR the following advisory, non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

Because your vote is advisory, the result will not be binding on the Company or our Board or Compensation Committee. Nonetheless, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY PROPOSAL TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved and recommends that the stockholders adopt an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock of the Company from 35,000,000 to 42,000,000. The Company is currently authorized to issue 24,088 shares of preferred stock and the proposed amendment will not affect this authorization. The form of the proposed amendment is included as Exhibit A of this Proxy Statement.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

Purpose of the Proposed Amendment — Presently, except as described in Proposal 4 related to the proposed amendments to the 2010 Equity Compensation Plan, the Board of Directors has no immediate or specific plans to issue the additional shares of common stock. But the Board believes it is in the best interest of the Company to have additional authorized shares available to provide the Company with flexibility in responding to potential business opportunities in the future. The additional shares may be used for various purposes at the direction of the Board of Directors, when such issuance is deemed to be in the best interests of the Company. These purposes may include: establishing strategic relationships with other companies, expanding business or product lines through the acquisition of other businesses or products, developing new markets and new customers, funding our operating plans, managing significant growth in our existing customers, and other corporate purposes.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the proposed amendment and issuance of the common stock would not directly affect the rights of the holders of currently outstanding common stock, but effects incidental to the increase are possible. The issuance may decrease the proportionate holdings of existing stockholders and could have the effect of diluting voting power per share.

Required Vote — To be approved, Proposal 3 must receive “FOR” votes from a majority of the shares of common stock outstanding on the Record Date. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 42 MILLION SHARES.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO THE NANOPHASE TECHNOLOGIES

CORPORATION 2010 EQUITY COMPENSATION PLAN

In May 2010, our Board of Directors adopted, and on August 23, 2010 our stockholders approved, the Nanophase Technologies Corporation 2010 Equity Compensation Plan (the “2010 Equity Compensation Plan”). On May 25, 2016, based on the recommendation of our Compensation Committee, our Board adopted amendments to the 2010 Equity Compensation Plan to amend (i) Section 1.3(a)(i) to increase the total number of shares of our common stock available for issuance under the 2010 Equity Compensation Plan from 3,000,000 shares to 4,200,000 shares; (ii) Section 1.1(a) to change the reference to the Compensation and Governance Committee to the Compensation Committee, to be comprised of “independent directors” as defined in NASDAQ Marketplace Rule 5605(a)(2), as amended; (iii) Section 3.6(f)

to clarify that the 2010 Equity Compensation Plan became effective on August 24, 2010; and (iv) certain other sections to correct typographical errors (collectively, the “Amendments”) and directed that the Amendments be submitted to our stockholders for consideration and approval at the Annual Meeting. In addition, by approving the Amendments, stockholders will re-approve the material terms of the 2010 Equity Compensation Plan, which are summarized below, for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code.

Objectives and Available Shares Analysis

The objectives of the 2010 Equity Compensation Plan are to attract and retain the services of key employees and directors who will contribute to our long-term growth and financial success.

As discussed above under “Proposal 2 – Approval of an Advisory, Non-Binding Vote on the Compensation Paid to Our Named Executive Officers,” the Compensation Committee believes that equity-based compensation should be a significant portion of the total compensation for our executives and that the use of our common stock in the payment of compensation enhances our executives’ commitment to our company over the long-term, because the value of equity-based compensation awards helps align the executives’ interests with our long-term stock value.

At its meeting on May 25, 2016, the Compensation Committee reviewed the fact that the number of shares remaining available for future grants under the 2010 Equity Compensation Plan, which was approximately 445,000 shares as of December 31, 2015 and fewer than 50,000 shares as of June 15, 2016, would likely be insufficient to make awards of equity-based compensation through the date of the 2017 Annual Meeting of Stockholders having the same value that typically have been awarded as part of annual grants to our executives and other employees during prior years. Equity grants to executives and other employees are made on an annual basis at the beginning of the calendar year with minimal additional grants made for certain new hires. Over the past three years, we have granted equity awards representing a total of:

•	approximately 419,390 shares in 2016 to date;

•	approximately 461,000 shares in 2015;

•	approximately 568,000 shares in 2014; and

•	approximately 600,000 shares in 2013.

In setting the number of additional shares to be available for issuance under the amended 2010 Equity Compensation Plan, subject to stockholder approval, the Board considered the percentage of our options outstanding compared to certain other companies in our industry, the percentage of awards granted and the resulting net dilution, and the proceeds that would be received by us upon the exercise of options granted under the 2010 Equity Compensation Plan.

Based on these considerations, the Compensation Committee and the Board concluded that increasing the number of shares available for issuance under the 2010 Equity Compensation Plan by 1,200,000 shares is appropriate at this time.

Considering that awards under the 2010 Equity Compensation Plan will be subject to the discretion of the Compensation Committee, we cannot calculate the amount and timing of subsequent dilution that may ultimately result from such awards. It also is not possible to predict with complete accuracy the number of years over which the shares available for future grants, including the additional shares to be made available pursuant to the Amendments, will be utilized. If approximately the same number of shares granted in 2016 is awarded in 2017 and future years, we believe that the number of shares available under the 2010 Equity Compensation Plan, following the Amendments, would be sufficient for grants through 2019. This could change based on actual award activity, which is at the discretion of the Compensation Committee.

The following is a summary of the principal features of the 2010 Equity Compensation Plan and is qualified in its entirety by reference to the complete text of the 2010 Equity Compensation Plan, as proposed to be amended, as set forth as Exhibit B to this Proxy Statement. Stockholders are urged to read the actual text of the 2010 Equity Compensation Plan, as proposed to be amended, as set forth in Exhibit B. Capitalized terms used but not defined herein have the meanings assigned to them in the 2010 Equity Compensation Plan.

Eligibility to Receive Awards and Plan Benefits

The 2010 Equity Compensation Plan provides that awards may be granted to our employees and non-employee directors and those of our subsidiaries, as well as certain key advisors who perform services for the Company or its subsidiaries, as determined by the Committee (as defined below). The approximate number of persons currently eligible to participate in the 2010 Equity Compensation Plan is 50, including all of our directors and executive officers. The closing price of our common stock on July 8, 2016 was $0.66.

Because the grant of awards under the 2010 Equity Compensation Plan is entirely within the discretion of the Compensation Committee, it is currently not possible for us to determine the benefits or amounts that will be awarded in the future under the plan. The following table sets forth the awards received by or allocated to the individuals and groups listed below under the 2010 Equity Compensation Plan in 2015:

PLAN BENEFITS

Name	Number of Stock Options Granted	Weighted Average Grant Date Price
Jess A. Jankowski	81,000	$0.44
Frank J. Cesario	36,000	$0.44
Kevin Cureton	50,000	$0.44
Nancy Baldwin	36,000	$0.44
Executive officers as a group	203,000	$0.44
Non-employee directors as a group	62,100	$0.44
Employees (excluding executive officers) as a group	195,900	$0.44

Purpose of the 2010 Equity Compensation Plan – Our Board believes that the 2010 Equity Compensation Plan strengthens our continued capacity to attract and retain the services of key employees and non-employee directors who will contribute to our long-term growth and financial success. Our Board recognizes that there is competition among businesses for talented employees and that these employees play an important role in maintaining our technology leadership position in nanomaterials and advanced nanoengineered products. Our Board believes that the equity compensation available under the 2010 Equity Compensation Plan is vital to our ability to secure and build our talented human resources and thereby remain competitive and a technology leader in our industry. We also believe that the 2010 Equity Compensation Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting our stockholders, and will align the economic interests of the participants with those of the stockholders.

Administration – The 2010 Equity Compensation Plan is administered by the Compensation Committee of the Board of Directors (formerly known as the Compensation and Governance Committee; the “Committee”). The Committee has sole authority to (i) determine the individuals to whom grants shall be made under the 2010 Equity Compensation Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the 2010 Equity Compensation Plan.

Shares Available for Issuance under the 2010 Equity Compensation Plan – Subject to adjustment as provided in the 2010 Equity Compensation Plan (for example, in the event of a recapitalization, stock split, stock dividend, merger, reorganization or similar event), the maximum number of shares of common stock that may be issued under the 2010 Equity Compensation Plan is currently 3,000,000 shares, which includes grants made prior to 2010 under predecessor plans that were combined into the 2010 Equity Compensation Plan. The Amendments would increase the total number of shares available for issuance under the 2010 Equity Compensation Plan, subject to the aforementioned adjustments, to 4,200,000 shares. The maximum number of shares of common stock that may be issued under the 2010 Equity Compensation Plan in any single calendar year is the lesser of 2% of outstanding shares of the Company’s common stock for employees and 0.5% for directors, or 600,000 shares in the aggregate (subject to exceptions contained in the plan). For purposes of calculating the aggregate number of shares available for grants and calculating the limitations on calendar year grants, each grant of a Restricted Share or a Performance Share (other than New Hire Grants as defined below) shall be the equivalent of a grant of three (3) shares.

Awards – Awards under the 2010 Equity Compensation Plan may consist of grants of (i) incentive stock options (“Incentive Stock Options”), (ii) non-qualified options (“Non-qualified Options”) (Incentive Stock Options and Non-qualified Options are collectively referred to as “Options”), (iii) restricted stock (“Restricted Shares”), (iv) performance stock (“Performance Shares”) and (v) Stock Appreciation Rights (“SARs”) (collectively “Grants”).

Options and SARs. Options will expire no later than 10 years after the date of grant and will vest in accordance with the terms and conditions specified in the applicable grant instrument. For Incentive Stock Options granted to an employee who, at the time of grant, owns shares of our common stock possessing more than 10% of the total combined voting power of all shares of our common stock and other classes of stock of the Company or any parent or subsidiary of the Company, the term may not exceed five years from the date of grant. The exercise price of Options and SARs may not be less than the fair market value of our common stock on the date of grant. For Incentive Stock Options granted to an employee who, at the time of grant, owns shares of our common stock possessing more than 10% of the total combined voting power of all shares of our common stock and other classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. The Committee may establish other vesting or performance requirements which must be met prior to the exercise of the Options. A SAR will be exercisable during the period specified by the Committee in the applicable grant instrument and will be subject to such vesting and other restrictions as may be specified in the grant instrument. When a grantee exercises a SAR, he or she will receive an amount equal to the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the exercise price of the SAR specified in the grant instrument.

Restricted Shares. The Committee may also grant Restricted Shares that are subject to time-based vesting and/or are subject to performance conditions at the discretion of the Committee (the “Restriction Period”). All restrictions imposed on Restricted Shares will lapse upon the expiration of the applicable Restriction Period provided that all conditions imposed by the Committee are satisfied. In the event that the conditions imposed by the Committee on such Restricted Shares are not satisfied, the Restricted Shares will be forfeited unless the Committee determines otherwise. If an employee grantee’s employment or service as an employee is terminated during the Restriction Period, the Restricted Share grant will terminate as to all shares of common stock covered by the grant as to which the restrictions have not lapsed. During the Restriction Period, subject to any restrictions deemed appropriate by the Committee, a grantee who holds Restricted Shares may be granted the right to vote the shares and to receive any dividends or other distributions paid on such shares.

Performance Shares. The Committee may grant Performance Shares, which entitle the grantee to receive an amount based on the value of the Performance Share if performance goals established by the Committee are met. When Performance Shares are granted, the Committee will establish the period during which performance will be measured and the performance goals applicable to the shares, if any. Performance goals may relate to the financial performance of the Company or its operating shares, the performance of the shares, individual performance or other criteria as the Committee deems appropriate. At the end of each performance period, the Committee determines to what extent the performance goals and other conditions have been met and the amount, if any, to be paid. Payments are made in shares of our common stock, with any fractional share paid in cash. If a grantee’s employment or service with the Company is terminated during a performance period, the Performance Shares will be forfeited, unless otherwise determined by the Committee.

The terms and features of the various forms of Grants are described more fully in the 2010 Equity Compensation Plan itself, attached as Exhibit B to this Proxy Statement.

No participant may receive more than 20% of the aggregate number of any class of Grants made during any calendar year. For purposes of calculating the aggregate number of shares of each class, (1) Options will be deemed a single class of Grants and (2) Restricted Shares and Performance Shares will together be deemed a single class of Grants. In addition, the aggregate number of Restricted Shares and Performance Shares (taken as a single class) granted in any calendar year shall not exceed the lesser of 100,000 shares or 50% of the aggregate number of shares subject to all Grants made during any calendar year. However, the limitations set forth in this paragraph will not apply to grants made to a person as an inducement material to the individual’s entering into employment with the Company (“New Hire Grants”).

Reorganization or Change in Control – Under the 2010 Equity Compensation Plan, a “Reorganization” shall be deemed to occur if the stockholders of the Company approve (or, if stockholder approval is not required, the Board of Directors approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares of the Company’s stock entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company. A “Change of Control” shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board of Directors.

Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation. In addition, upon any Reorganization or a Change of Control, (i) the Company will provide each participant with outstanding Grants written notice of such event, (ii) all outstanding Options will automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Shares will immediately lapse, and (iv) grantees holding Performance Shares will receive a payment in settlement of such Performance Shares, in an amount determined by the Committee based on the grantee’s target payment for the performance period and the portion of the performance period that precedes the Change of Control.

Termination and Amendment – The Board of Directors may at any time terminate or from time to time amend the 2010 Equity Compensation Plan; provided that the Board of Directors may not make any amendment to the 2010 Equity Compensation Plan without the approval of the stockholders, if such stockholder approval is required by any applicable law or regulation. The 2010 Equity Compensation Plan shall terminate on August 23, 2020 (the day immediately preceding the tenth anniversary of the effective date of the plan), unless the plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders.

United States Federal Income Tax Consequences – The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the 2010 Equity Compensation Plan. The U.S. federal income tax consequences arising with respect to awards granted under the 2010 Equity Compensation Plan will depend on the type of the award. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of other federal taxes or the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Options. Under the Internal Revenue Code, a participant granted a Non-qualified Option generally recognizes no taxable income upon receipt of the stock option, but the recipient of a Non-qualified Option recognizes ordinary income upon the exercise of the stock option equal to the excess of the fair market value of the shares of common stock acquired at the time of the exercise of the stock option over the exercise price of such stock option. If a participant is granted a stock option that qualifies as an Incentive Stock Option, no ordinary income will be recognized if shares of the common stock acquired upon exercise of such Incentive Stock Option are held more than the longer of one year from the date of exercise or two years from the date of grant. The Company will be entitled to a deduction equal to the same amount to the extent such amount is treated as taxable compensation to the participant under the Internal Revenue Code. The deduction may be taken according to the Company’s normal accounting methods if the stock was substantially vested when received upon exercise, otherwise the Company must take the deduction in the Company’s taxable year which includes the last day of the participant’s taxable year in which the participant recognized taxable income. A participant’s tax basis in shares of common stock acquired upon the exercise of a Non-qualified Option will be the fair market value of such shares on the date the stock option is exercised. A participant’s tax basis in shares of common stock acquired upon the exercise of an Incentive Stock Option will generally be the recipient’s exercise price of such shares. Incentive Stock Options may be subject to special alternative minimum tax rules and different rules will apply if the holding periods described above are not met.

Restricted Share. A recipient of a Restricted Share award will recognize ordinary income equal to the fair market value of the common stock at the time the restrictions on the Restricted Share lapse, less any amount which the recipient paid for the stock. However, instead of postponing the income tax consequences of a stock award, the recipient may elect to include the fair market value of the common stock (less any purchase price paid) in income in the year the award is granted. This election is made under Section 83(b) of the Internal Revenue Code by filing a written notice with the Internal Revenue Service within thirty (30) days of the grant of such award. In general, the Company receives a deduction for federal income tax purposes equal to the amount of compensation recognized by the recipient at the time the recipient recognizes such income. The tax treatment of the subsequent disposition of the Restricted Shares will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election and elects to include the fair market value of the common stock (less any purchase price paid) in income in the year the award is granted, any subsequent disposition will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. If no Section 83(b) election is timely made and the restrictions on the Restricted Shares already lapsed, any disposition will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed.

Performance Share. A participant will not recognize income and will not be taxed upon the grant of Performance Shares. Generally, at the time a participant receives payment under Performance Shares, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the shares received, and the Company will then be entitled to a corresponding deduction.

Stock Appreciation Right. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise, and the Company will then be entitled to a corresponding deduction.

Section 409A. Section 409A of the Internal Revenue Code provides certain requirements for deferred compensation arrangements. If the requirements of Section 409A are not complied with, the recipient of a Grant could be subject to tax on the Grant, and an additional 20% tax, at the time the Grant is granted or vested plus interest at the underpayment rate plus one percentage point on any underpayment of that tax. The 2010 Equity Compensation Plan has been designed so that certain types of Grants will generally not be “deferred compensation” for Section 409A purposes and will thereby be exempt from Section 409A’s requirements. Certain other types of Grants, however, may be deferred compensation under Section 409A, and in those cases, the 2010 Equity Compensation Plan is intended to comply with the requirements of Section 409A.

Section 162(m). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our next three most highly compensated executive officers (other than our chief financial officer). Under Section 162(m) of the Internal Revenue Code, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. We intend that Options and SARs granted at the fair market value of our common stock on the date of grant will qualify as performance-based compensation. Other Grants granted under the 2010 Equity Compensation Plan, however, will be subject to the Section 162(m) deduction limitation to the extent that the vesting of these Grants is based on the passage of time or is otherwise not performance-based for purposes of Section 162(m) of the Internal Revenue Code.

Withholding Taxes. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. If the Committee so permits, a grantee may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, Restricted Shares or Performance Shares by having shares of common stock withheld by the Company from the shares of common stock otherwise to be received, or to deliver previously owned shares of common stock (not subject to restrictions hereunder).

Share Availability. This Proposal 4 is subject to the availability of at least 1,200,000 authorized but not issued shares of common stock pursuant to our Certificate of Incorporation. If Proposal 3, above, is not approved by our stockholders, such shares will not be available and this Proposal 4 will not be implemented by the Company.

Vote Required – To be approved, Proposal 4 must receive “FOR” votes from a majority of the shares represented in person or by proxy at the Annual Meeting. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not have any effect on the outcome of the vote to approve this Proposal 4.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2010 EQUITY COMPENSATION PLAN.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF AUDITORS

Report of the Audit and Finance Committee

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

The Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2015. The Audit and Finance Committee has discussed with RSM US LLP, the Company’s independent auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Finance Committee has received and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee discussed with RSM US LLP their independence from management and the Company. The Audit and Finance Committee has considered whether the provision of services by RSM US LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q are compatible with maintaining RSM US LLP’s independence, and has determined that they are compatible and do not impact RSM US LLP’s independence.

Based on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referred to above should be included in the Company’s Annual Report on Form 10-K accompanying this Proxy Statement and filed with the SEC for the year ended December 31, 2015.

Audit and Finance Committee

James A. McClung, Chairman

George A. Vincent, III

Richard W. Siegel, Ph.D.

Appointment of Independent Auditors

The Audit and Finance Committee has appointed RSM US LLP, an independent registered public accounting firm, as auditors of our financial statements for the year ending December 31, 2016. RSM US LLP has been engaged as auditors for the Company since November 2001. The Audit and Finance Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit and Finance Committee’s appointment of RSM US LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of RSM US LLP, the Audit and Finance Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of RSM US LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following fees were incurred by the Company for the services of RSM US LLP (formerly McGladrey LLP) in relation to the 2015 and 2014 fiscal years.

Audit Fees. The aggregate amount billed by our principal accountant, RSM US LLP, for audit services performed for the fiscal years ended December 31, 2015 and 2014 was approximately $158,000 and $149,000, respectively. Audit services include the auditing of financial statements and quarterly reviews.

Audit Related Fees. No audit related fees were billed by RSM US LLP for either of the years ended December 31, 2015 and 2014. Such costs may include costs incurred for reviews of registration statements, assistance with Staff comment letters, and consultation on various accounting matters in support of our financial statements.

Tax Fees. There were no fees billed by our principal accountant for tax related services for the fiscal years ended December 31, 2015 and 2014.

All Other Fees. Other than those fees described above, during the fiscal years ended December 31, 2015 and 2014, there were no other fees billed for services performed by our principal accountant.

All of the fees described above were approved by our Audit and Finance Committee.

Audit and Finance Committee Pre-Approval Policies and Procedures.

Our Audit and Finance Committee pre-approves the audit and non-audit services performed by RSM US LLP, our principal accountants, in order to ensure that the provision of such services does not impair RSM US LLP’s independence. Unless a type of service to be provided by RSM US LLP has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approval cost levels or budgeted amounts will require specific pre-approval by the Audit and Finance Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit and Finance Committee specifically provides for a different period. The Audit and Finance Committee will periodically revise the list of pre-approved services, based on subsequent determinations, and has delegated pre-approval authority to the Chairman of the Audit and Finance Committee. In the event the Chairman exercises such delegated authority, he shall report such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

THE BOARD OF DIRECTORS AND THE AUDIT AND FINANCE COMMITTEE RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT AUDITORS OF OUR FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2016.

MISCELLANEOUS AND OTHER MATTERS

Solicitation — The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, certain of our officers and employees, without additional compensation, may solicit proxies personally or by telephone or electronic communication on our behalf.

Proposals of Stockholders — Proposals of stockholders to be considered for inclusion in our proxy statement and proxy for the 2017 Annual Meeting must be received by the Corporate Secretary of the Company on or before March 17, 2017. If a stockholder submits a proposal to be considered at the 2017 Annual Meeting other than in accordance with Rule 14a-8 under the Exchange Act, and does not provide notice of such proposal to the Company by May 31, 2017, the holders of any proxy solicited by our Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

In addition, our By-Laws, as currently in effect, establish procedures for stockholder nominations for election of directors and bringing business before our annual meeting of stockholders. Among other requirements, to nominate a person for election as a director at our 2017 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that we have not publicly disclosed the date of the meeting at least 70 days prior to the date of the meeting, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was publicly disclosed. Among other requirements, to bring business before our 2017 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices by March 17, 2017, except that if the date of the Annual Meeting has been changed by more than 30 days from the previous year’s meeting, notice by the stockholder must be received within 10 days after we publicly disclose the date of the meeting. In each case, the notice must contain certain information concerning the proposed nominee or business and the stockholder making the proposal. The specific requirements of these advance notice provisions are set forth in Article II, Sections 2.4 and 2.5 of our By-Laws, a copy of which is available upon request. Such request and any stockholder proposals should be sent to our Corporate Secretary at our principal executive offices.

Other Business — The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

Additional Information — We will furnish without charge a copy of our Annual Report, as filed with the SEC, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Annual Report upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Vice President—Human Resources and Investor Relations. The information on our website, www.nanophase.com, is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated by reference into any other filings we make with the SEC.

By order of the Board of Directors

/s/ FRANK J. CESARIO
Frank J. Cesario Chief Financial Officer

Romeoville, Illinois

July 15, 2016

ALL STOCKHOLDERS ARE REQUESTED TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD PROMPTLY.

Exhibit A

THIRD AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

NANOPHASE TECHNOLOGIES CORPORATION

Pursuant to the Certificate of Incorporation of Nanophase Technologies Corporation, as amended, and the Delaware General Corporation Law, the undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law, hereby adopts the following Amendment to its Certificate of Incorporation:

FIRST: That at a meeting of the Board of Directors of Nanophase Technologies Corporation (the “Corporation”) resolutions were duly adopted setting forth this proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration at the Corporation’s 2016 annual meeting of stockholders.

SECOND: Article IV, Section A of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE IV

A. The Corporation shall have authority to issue the following classes of stock in the number of shares and at the par value as indicated opposite the name of the class:

Class	Number of Shares Authorized	Par Value per Share
Common Stock (the “Common Stock”)	42,000,000	$.01
Preferred Stock (the “Preferred Stock”)	24,088	$.01

The designations and the powers, preferences and relative participating, option or other rights of the Common and Preferred stockholders, and the qualifications, limitations or restrictions thereof remain unchanged.

THIRD: Pursuant to Section 242 of the Delaware General Corporation Law, at the Corporation’s 2016 annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law, a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class duly approved the amendment to the Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FIFTH: This amendment shall be effective on the date this Certificate of Amendment is filed with and accepted by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this          day of August, 2016.

Nanophase Technologies Corporation

By:
Frank Cesario
Chief Financial Officer

A-1

Exhibit B

NANOPHASE TECHNOLOGIES CORPORATION

2010 EQUITY COMPENSATION PLAN

(As Proposed to be Amended August 25, 2016)

The purpose of the 2010 Nanophase Technologies Corporation Equity Compensation Plan (the “Plan”) is to provide designated employees of Nanophase Technologies Corporation (the “Company”) and its subsidiaries, and certain advisors, including non-employee members of the Board of Directors of the Company (the “Board”) who perform services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, non-qualified options, restricted shares, performance shares and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

ARTICLE I

ADMINISTRATION OF THE PLAN

Section 1.1 Administration.

(a) Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board (the “Committee”). The Committee shall consist of three or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations, shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall be “independent directors” as defined in NASDAQ Marketplace Rule 5605(a)(2), as amended.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the Plan. The Committee may delegate the authority to make grants during the periods between regularly scheduled meetings of the Committee; however, grants in excess of 5,000 shares or grants with non-standard terms shall be made subject to Committee approval. Any grant made pursuant to the Committee’s delegated authority shall be reported to the Board at the next meeting following the grant.

(c) Committee Determinations. The Committee shall have power and authority to interpret the Plan, make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations and determinations shall be conclusive and binding on all persons having any interest in the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

Section 1.2 Grants. Awards under the Plan may consist of grants of (i) incentive stock options as described in Section 2.1 (“Incentive Stock Options”), (ii) non-qualified options as described in Section 2.1 (“Non-qualified Options”) (Incentive Stock Options and Non-qualified Options are collectively referred to as “Options”), (iii) restricted stock as described in Section 2.2 (“Restricted Shares”), (iv) performance stock as described in Section 2.3 (“Performance Shares”) and (v) Stock Appreciation Rights as described in Section 2.4 (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions specified in the individual grant instrument (the “Grant Instrument”). The Committee shall approve the form and provisions of each Grant Instrument. Subject to the sole discretion of the Committee as contemplated by Section 1.1(c) above, it is the intent of the Company that grants of Options will be preferred over other Grants under this Plan.

Section 1.3 Shares Subject to the Plan.

(a) Shares Authorized.

(i) For purposes of the Plan, a “Share” means one share of common stock of the Company, par value $0.01 per share. Subject to adjustments as provided in Section 1.3(b) below, the aggregate number of Shares available for Grants under the Plan shall be 4,200,000 Shares. For purposes of calculating the aggregate number of Shares available for Grants and calculating the limitations on calendar year Grants set forth in subsection (ii) below, each Grant of a Restricted Share or a Performance Share (other than New Hire Grants contemplated in subsection (iii) below) shall be the equivalent of a Grant of three (3) Shares.

(ii) For each calendar year, Grants under the Plan shall also be subject to the following limitations:

(A) Subject to adjustments as provided in Section 1.3(b) below, the maximum aggregate number of Shares that shall be subject to Grants made under this Plan during any calendar year shall be 600,000 Shares.

(B) No grant recipient (“Grantee”) shall receive more than twenty (20) percent of the aggregate number of any class of Grants made during any calendar year. As used in this subsection, (1) Options will be deemed a single class of Grants, and (2) Restricted Shares and Performance Shares will together be deemed a single class of Grants.

(C) Following the application of the final sentence of subsection (i) above, the aggregate number of Restricted Shares and Performance Shares (taken as a single class) granted in any calendar year shall not exceed the lesser of 100,000 Shares or fifty (50) percent of the aggregate number of Shares subject to all Grants made during any calendar year.

(D) During each calendar year, Employees shall be granted under the Plan no more than two (2) percent of the Company’s outstanding Shares and Non-Employee Directors shall be granted no more than one-half (1/2) percent of the Company’s outstanding Shares. The number of outstanding Shares for purpose of this subsection will be determined as of the first business day of each applicable calendar year on a fully-diluted basis.

(iii) The limitations set forth in subsection (ii) above shall not apply to Grants made to a person as an inducement material to the individual’s entering into employment with the Company (“New Hire Grants”), except for the overall limit as described in subsection (ii)(A). In addition, New Hire Grants shall not count against the aggregate maximum amounts set forth above in subsection (ii) above except for subsection (ii)(A).

(iv) The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the Shares subject to such Grants shall again be available for purposes of the Plan.

(b) Adjustments for Significant Events. If the number or kind of outstanding Shares change by reason of (i) a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Shares of the Company as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution the maximum number of Shares available for Grants, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants. Any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any Restricted Shares distributed to a Grantee, or which a Grantee is entitled to receive by reason of any of the events described in clauses (i), (ii), (iii) or (iv) above shall be subject to the restrictions and requirements imposed on such Restricted Shares as provided in Section 2.2, unless determined otherwise by the Committee.

Section 1.4 Eligibility for Participation.

(a) Eligible Persons. All employees of the Company, its parents and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its parents or its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants.

ARTICLE II

EQUITY INCENTIVE GRANTS

Section 2.1 Options.

(a) Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options.

(b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Non-qualified Options that are not intended so to qualify or any combination of Incentive Stock Options and Non-qualified Options.

(ii) The purchase price (the “Exercise Price”) of Shares subject to an Option shall be equal to, or greater than, the Fair Market Value (as defined below) of a Share on the date the Option is granted. The Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Stock Option is granted and may not be granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) If the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the date of grant or, if there were no trades on that date, the earliest subsequent date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of a Share on the following date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Share shall be as determined in good faith by the Committee; provided that, if the Shares are publicly traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. For Incentive Stock Options granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company, or any parent or subsidiary of the Company, the term shall not exceed five years from the date of grant.

(d) Vesting of Options. Options shall vest in accord with the terms and conditions specified in the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

(e) Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination, but in any event no later than the date of expiration of the Option term. Any Options that the Grantee cannot exercise at the time of a Termination of Service shall terminate as of such date.

(ii) In the event a Grantee is terminated for Cause, unless otherwise determined by the Committee (x) any Option held by the Grantee shall terminate as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

(iii) In the event a Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such Termination of Service, but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options which are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

(iv) If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such death or Termination of Service, but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options that are not otherwise exercisable as of the date shall terminate as of such date.

(v) For purposes of the Plan:

(A) “Cause” shall mean a finding by the Committee that (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or Subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Cause,” then such definition shall supersede the foregoing definition.

(B) “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Disability,” then such definition shall supersede the foregoing definition.

(C) “Termination of Service” shall mean a Grantee’s termination of employment or service as an Employee, Key Advisor or member of the Board unless the Grantee continues without interruption to serve thereafter in another such capacities.

(f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accord with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee (other than a Grantee who is a director or an executive officer of the Company) to exercise an Option, the Company may make loans to such Grantee or guarantee loans made by third parties to such Grantee, on such terms and conditions as the Committee may authorize. Such Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 3.1.

(g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan and any other equity compensation plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Non-qualified Option. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a parent or subsidiary of the Company (within the meaning of Section 424(f) of the Code).

Section 2.2 Restricted Shares.

(a) General Requirements. Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration. The period of time, if any, during which the Restricted Shares will remain subject to restrictions and any performance conditions imposed by the Committee will be designated in the Grant Instrument as the “Restriction Period.” All restrictions on transfer of Restricted Shares will be stated on the Grant Instrument.

(b) Number of Shares. The Committee shall determine the number of Restricted Shares to be issued or transferred.

(c) Requirement of Employment. If a Grantee, who is an Employee, has a Termination of Service during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company, and the Company shall refund to the Grantee the lesser of (x) the consideration, if any, paid by the Grantee for such Shares and (y) the Fair Market Value of the Shares as of the date of such Termination of Service. The Committee may provide for complete or partial exceptions to these requirements.

(d) Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Shares except as permitted under Section 3.2. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the certificate covering the Restricted Shares when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. Holders of Restricted Shares may be granted the right to vote the Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee.

(f) Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period provided that all conditions imposed by the Committee are satisfied. In the event that the conditions imposed by the Committee on such Restricted Shares are not satisfied, the Restricted Shares shall be forfeited unless the Committee determines that the restrictions shall lapse without regard to any Restriction Period. Any Restricted Shares that are forfeited for failure to satisfy the conditions imposed by the Committee shall again be available for purposes of the Plan.

(g) Deferral of Receipt. Notwithstanding anything to the contrary in this Plan, a Grantee, who is a Non-Employee Director, may, in a manner prescribed by the Committee, elect to defer the receipt of all the Restricted Shares subject to a Grant Instrument. Such election must be made before the end of the calendar year prior to the year in which the Restricted Shares are granted. Any election may either: (i) continue in effect until the Grantee changes or discontinues it or (ii) apply for a single year only. Any change or discontinuance of an election shall be effective for the year beginning after the change or discontinuance notice is received by the Committee. Elections must be made on a form and in a manner prescribed by the Committee. Any Restricted Shares deferred pursuant to this Section 2.2(g) shall be distributed to the Grantee (or his or her beneficiary, as applicable) as soon as administratively possible following the Grantee’s separation from service to the Company (within the meaning provided in Code Section 409A) or upon a Change of Control or a Reorganization (as each term is defined in Section 3.3). The eventual payment of the deferred Restricted Shares shall not be secured in any way and shall be a general obligation of the Company. The Committee may hold the Restricted Shares in a grantor trust established by the Company for purposes of meeting its obligations with respect to deferred compensation under this Plan or any other plan established by the Company. The Restricted Shares deferred pursuant to this Section 2.2 shall be credited for the benefit of any participating Grantee pursuant to the terms of the Plan. During the deferral period, the deferred Restricted Shares shall not be available for issuance under this Plan.

Section 2.3 Performance Shares.

(a) General Requirements. Each Performance Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Share, if performance goals established by the Committee are met. The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date of payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate. The Committee shall determine the requirements applicable to such Shares.

(b) Performance Period and Performance Goals. When Performance Shares are granted, the Committee shall establish the period during which performance shall be measured (the “Performance Period”) and performance goals applicable to the Shares (“Performance Goals”), if any. Performance Goals may relate to the financial performance of the Company or its operating shares, the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

(c) Payment with respect to Performance Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid. Payments shall be made in Shares with any fractional Performance Share paid in cash. Unless otherwise determined by the Committee, any Performance Shares with respect to which the Committee determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

(d) Requirement of Employment. If the Grantee has a Termination of Service during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Shares shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement.

(e) Restrictions on Transfer. Rights to payments with respect to Performance Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

(f) Limited Rights. Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee’s right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided. The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Grantee of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. No provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Performance Share.

Section 2.4 Stock Appreciation Rights.

(a) General Requirements. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors, are eligible for a grant of Stock Appreciation Rights (“SARs”).

(b) Exercise Price. The Committee will establish the exercise price of the SAR at the time it is granted, which exercise price will be equal to the Fair Market Value of one Share.

(c) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is an Employee or a Non-Employee Director or during an applicable period after the Employee’s or the Non-Employee Director’s separation from service as specified in the Grant Instrument. No SAR may be exercised by an executive officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

(c) Value of SARs. When a Grantee exercises a SAR, the Grantee shall receive in settlement of such SAR an amount equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the exercise price of the SAR specified in the Grant Instrument. Such amount shall be payable in cash or in Shares at the discretion of the Committee.

ARTICLE III

GENERAL MATTERS

Section 3.1 Withholding of Taxes.

(a) Required Withholdings. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Shares, (iii) the receipt of a payment in respect of Performance Shares, or (iv) any other applicable income recognition event (for example, an election under Section 83(b) of the Code).

Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Options, Restricted Shares or Performance Shares shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or (ii) the lapsing of restrictions on the Restricted Share (or other income recognition event).

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, Restricted Shares or Performance Shares by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder). The number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Incentive Stock Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

Section 3.2 Transferability of Grants.

(a) In General. Except as provided in Section 3.2(b), only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights in accordance with the terms of the Plan. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Non-qualified Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Non-qualified Options to family members or other persons or entities according to such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 3.3 Reorganization or Change in Control of the Company.

(a) Definitions.

(i) As used herein, a “Reorganization” shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

(ii) As used herein, a “Change of Control” shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board.

(b) Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

(c) Notice and Acceleration. Upon a Reorganization or a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such event, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Shares shall immediately lapse, and (iv) Grantees holding Performance Shares shall receive a payment in settlement of such Performance Shares, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

Section 3.4 Requirements for Issuance or Transfer of Shares.

(a) Shareholder’s Agreement. The Committee may require that a Grantee execute a shareholder’s agreement with respect to any Shares distributed pursuant to the Plan.

(b) Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 3.5 Amendment and Termination of the Plan.

(a) Amendment. If shareholder approval for any amendment to the Plan is required by any applicable law or regulation, the Board may not make such amendment to the Plan without the approval of the shareholders. Otherwise, the Board may amend or terminate the Plan at any time.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accord with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

Section 3.6 Miscellaneous.

(a) Programs. The Committee may adopt one or more programs not inconsistent with this Plan pursuant to which Grants may be made under this Plan. Such programs shall be deemed merely programs of implementation of this Plan and shall not be deemed new plans.

(b) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

(c) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken under it shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

(d) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(e) Section Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

(f) Effective Date of the Plan. The Plan became effective on August 24, 2010, the first business day immediately following the Plan’s approval by the shareholders of the Company (the “Effective Date”).

(g) Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan, except as provided in Section 2.2(g). The Committee may permit deferrals of compensation pursuant to the terms of the Grant Instrument, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Participants shall only be granted Grants under this Plan that meet the requirements of Code Section 409A or qualify for an exemption under Code Section 409A or any related guidance. If any participant receives a Grant that does not comply with Code Section 409A or qualify for an exemption thereto, such Grant shall be null and void and shall be deemed to have never been granted. Additionally, to the extent any Grant is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Grant, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

(h) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made to such employee by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(i) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule

16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(j) Successors. All obligations of the Company under the Plan with respect to awards granted under it shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

(k) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

(l) Transition Provisions Relating to the Prior Plans. Upon the Effective Date of the Plan, the Company’s 2004 Equity Compensation Plan (as amended, the “2004 Plan”), 2005 Non-Employee Director Restricted Stock Plan (as amended, the “2005 Plan”) and Amended and Restated 2006 Stock Appreciation Rights Plan (the “2006 Plan”) shall be terminated subject to the provisions of Section 3.5(c) of the 2004 Plan, Section 3.2 of the 2005 Plan and Section 3.1 of the 2006 Plan, each relating to the post-termination effectiveness of grants under the 2004 Plan, the 2005 Plan and the 2006 Plan, respectively. The Plan shall not be deemed an amendment or restatement of the 2004 Plan, the 2005 Plan or the 2006 Plan. Nothing in the Plan shall be deemed to impair the rights of or give any new or additional rights to any person who received grants under the 2004 Plan, the 2005 Plan or the 2006 Plan.

NANOPHASE TECHNOLOGIES CORPORATION C/O Broadridge P.O. Box 1342 Brentwood, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote

FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐
1. Election of Directors
Nominees

01 James A. Henderson 02 James A. McClung, Ph.D. 03 R. Janet Whitmore

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5

	For	Against	Abstain
2. TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS	☐	☐	☐
3. TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES	☐	☐	☐
4. TO APPROVE AMENDMENTS TO THE COMPANY'S 2010 EQUITY COMPENSATION PLAN	☐	☐	☐
5. PROPOSAL TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2016	☐	☐	☐

NOTE: EACH OF THE PERSONS NAMED AS PROXIES ARE AUTHORIZED, IN SUCH PERSON'S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS THEREOF.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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NANOPHASE TECHNOLOGIES CORPORATION

1319 MARQUETTE DRIVE

ROMEOVILLE, ILLINOIS 60446

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 25, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Jess Jankowski and Frank Cesario, and each of them, with full power of substitution, as attorney and proxy for, and in the name and place of, the undersigned, and hereby authorizes each of Mr. Jankowski and Mr. Cesario to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, on Thursday, August 25, 2016 at 8:30 a.m., Chicago time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4, and 5 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed and dated on reverse side